EXHIBIT 10.87


                               ESCROW AGREEMENT

         ESCROW AGREEMENT, dated as of July 25, 2002 (the "Agreement"), between ICG Communications, Inc., a Delaware corporation (the "Company"), Madeleine L.L.C., a Delaware limited liability company ("Madeleine"), Morgan Stanley & Co., Incorporated, a Delaware corporation ("Morgan Stanley", and together with Madeleine, the "Purchasers") and JPMorgan Chase Bank (the "Escrow Agent").

         WHEREAS, this Agreement is being entered into in connection with
(i) the Second Amended Joint Plan of Reorganization of ICG Communications, Inc. and its Affiliated Debtors and Debtors in Possession, as modified (the "Plan"; capitalized terms used but not defined herein have the respective meanings specified in the Plan), (ii) the Credit Agreement, dated the date hereof (the "Credit Agreement"), among the Company and the banks, financial institutions and other institutional lenders listed on the signature pages thereof as the Initial Lenders (the "Initial Lenders"), Royal Bank of Canada as collateral agent (the "Collateral Agent") and as administrative agent (the "Administrative Agent"), and Wachovia Bank, National Association as documentation agent (the "Documentation Agent"), and (iii) the Note and Warrant Purchase Agreement, dated the date hereof (the "Note and Warrant Purchase Agreement"), between the Company, Madeleine and Morgan Stanley; and

         WHEREAS, pursuant to the terms of the Note and Warrant Purchase Agreement, the Company is selling $25,000,000 aggregate principal amount of its 14% Senior Subordinated Notes Due July, 2006 (the "Notes") and the Purchasers are receiving Warrants (the "Warrants"), Nominal Warrants (the "Nominal Warrants") and the Notes. Concurrently with the closing of such sale, (i) the Purchasers will deposit with the Escrow Agent, as hereinafter provided, $25,000,000 in cash and (ii) the Company will deposit with the Escrow Agent, as hereinafter provided, the Notes, the Warrants and the Nominal Warrants. Pursuant to the Credit Agreement and in accordance with the Plan, $25,000,000 (the "Required Amount") of the Escrowed Funds (as hereinafter defined) will be used to fund certain of the obligations outstanding to the Initial Lenders on the date that the Plan becomes effective (the "Effective Date"); and

         WHEREAS, the Escrow Agent will hold the Escrowed Property (as hereinafter defined) in escrow and release such Escrowed Property pursuant to the terms hereof on or prior to October 31, 2002 or such later date as
(i) the Company, (ii) the Purchasers, (iii) the agent for the Lenders under the Pre-Petition Credit Agreement and (iv) the Creditors' Committee shall agree to in writing (the "Deadline Date" and such written agreement, the "Deadline Extension").

         Accordingly, the Company, the Purchasers and the Escrow Agent agree as follows:

         1. Delivery and Acceptance of Escrowed Property. (a) Concurrently with the execution and delivery hereof, the Purchasers shall deposit $25,000,000 with the Escrow Agent (the "Escrowed Funds") and the Company shall deposit the Notes, Warrants and Nominal Warrants with the Escrow Agent (the "Escrowed Notes and Warrants").

         (b) The Escrow Agent shall accept the Escrowed Funds and the Escrowed Notes and Warrants and shall hold such funds and the proceeds thereof and such Notes, Warrants and Nominal Warrants in separate identifiable accounts for disbursement in accordance with the provisions hereof (the "Escrow Accounts"). The Escrowed Funds, the proceeds of such Escrowed Funds and the Escrowed Notes and Warrants shall constitute the "Escrowed Property." The Escrow Agent further agrees to invest any portion of the Escrowed Property that is comprised of cash in an account at JPMorgan Chase Bank yielding LIBOR minus 50 basis points (the "Trust Account"). Such investments in the Trust Account must, when added to the balance of the Escrowed Property without the reinvestment thereof or sale prior to maturity, provide cash to the Escrow Agent in an amount at least equal to the Required Amount on the Effective Date. Temporarily uninvested funds shall not earn or accrue interest.

         (c) The obligation of the Escrow Agent to make the payments and transfers required by this Escrow Agreement shall be limited to the Escrowed Property and any other moneys on deposit in the Escrow Account pursuant to this Escrow Agreement. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof.

         2. Disbursement of Escrowed Property. (a) Prior to the hearing (the "Confirmation Hearing") before the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") at which the Company will seek entry of an order confirming the Plan (as defined in the Note and Warrant Purchase Agreement) (the "Confirmation Order"), such order to be substantially in the form attached hereto as Exhibit A, the Company shall make available to Purchasers the documents to be delivered pursuant to
Section 3A of the Note and Warrant Purchase Agreement and the Purchasers shall have a reasonable opportunity to review such documents. At least three hours prior to the time the Confirmation Hearing is scheduled to commence, the Company shall deliver to the Purchasers the deliveries referenced in Section 3A of the Note and Warrant Purchase Agreement, including a release notice to the Escrow Agent in the form attached hereto as Exhibit B (the "Joint Escrow Release Notice") executed by the Company. Provided that the documents referred to in Section 3A of the Note and Warrant Purchase Agreement have been made available to the Purchasers as set forth in the first sentence of this Section 2(a), the Purchasers shall then promptly deliver to the Company a Joint Escrow Release Notice executed by the Purchasers. Upon entry of the Confirmation Order and subsequent receipt by the Escrow Agent of a copy of the Confirmation Order and the Joint Escrow Release Notice executed by the Purchasers and the Company, the Escrow Agent will deliver (i) the Escrowed Funds to the Collateral Agent,
(ii) the Notes, Warrants and Nominal Warrants to the Purchasers and (iii) the proceeds from the Escrowed Funds to the Company. If the Purchasers fail to deliver the Joint Escrow Release Notice as provided herein, then upon the execution of an order by the Bankruptcy Court (an "Escrow Release Order") directing the Escrow Agent to so release the Escrowed Property, the Escrow Agent will deliver (i) the Escrowed Funds to the Collateral Agent,
(ii) the Notes, Warrants and Nominal Warrants to the Purchasers and (iii) the proceeds from the Escrowed Funds to the Company. Nothing herein shall obligate the Escrow Agent to solicit any of the documents referenced in this Section 2(a).

         (b) Notwithstanding the foregoing, in the event that, on or before the Deadline Date, the Confirmation Order shall not have been entered by the Bankruptcy Court, nor shall the Joint Escrow Release Notice have been executed by the Purchasers and the Company, nor shall an Escrow Release Order have been entered, the Escrow Agent will return as promptly as practicable, but in no event later than two Business Days, (i) 90% of all of the Escrowed Funds and the proceeds of such Escrowed Funds to Madeleine,
(ii) 10% of all of the Escrowed Funds and the proceeds of such Escrowed Funds to Morgan Stanley and (iii) the Notes, Warrants and Nominal Warrants to the Company; provided, however, that in the event there shall be pending as of the Deadline Date any dispute regarding the Escrowed Property, including, without limitation, a dispute regarding the satisfaction of any of the conditions to release of the Escrowed Property set forth in the foregoing Section 2(a), the Escrowed Property shall not be released by the Escrow Agent unless and until directed to do so by order of the Bankruptcy Court.

         (c) The Company shall promptly deliver any Deadline Extension to the Escrow Agent.

         3. Termination. Upon the release of all Escrowed Property in accordance with Section 2 hereof, this Agreement shall terminate.

         4. Indemnity. The Company agrees to indemnify the Escrow Agent, and its officers, directors, employees and agents, for, and to hold it and each of them harmless against, any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the cost and expenses of defending itself against any claim of liability; provided, however, that the Company will not be liable for indemnification or otherwise for any loss, liability or expense to the extent arising out of the gross negligence, willful misconduct or bad faith of the Escrow Agent.

         5. Modifications, Waivers and Amendments. The Escrow Agent shall not be bound by any modification, amendment, termination (except as provided in Section 3), cancellation, rescission or supersession of this Agreement unless the same shall be in writing and signed by the parties hereto, and, if its rights, duties, immunities or indemnities as Escrow Agent are affected thereby, unless it shall have given its prior written consent thereto. This Agreement may not be modified, amended or terminated (except as provided in Section 3) without the written consent of the Initial Lenders.

         6. Settlement of Disputes Regarding Ownership. Any dispute which may arise under this Agreement with respect to the delivery and/or ownership or right of possession of the Escrowed Property shall be settled either by mutual agreement of the parties (evidenced in writing and signed by the parties hereto) or by a final order, decree or judgment of the United States Bankruptcy Court for the District of Delaware.

         7. Concerning the Escrow Agent. (a) The fee of the Escrow Agent hereunder is as set forth on Schedule I attached hereto, which fee shall be nonrefundable and paid in advance by the Company. The Company also agrees to pay on demand the costs and expenses of the Escrow Agent, including the reasonable fees and expenses of counsel selected by the Escrow Agent, other than the costs and expenses reimbursed pursuant to Section 4, incurred in connection with its duties hereunder.

         (b) The Escrow Agent shall exercise the same degree of care toward the Escrowed Property as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to the Company.

         (c) The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by the proper person, and shall not be liable to any party hereto in connection with the performance of its duties hereunder, except for its own negligence, willful misconduct or bad faith. The duties of the Escrow Agent shall be determined only with reference to this Agreement and applicable laws and the Escrow Agent is not charged with any knowledge of, or any duties or responsibilities in connection with, any other document or agreement. If in doubt as to its duties and responsibilities hereunder, the Escrow Agent may consult with counsel and shall be protected in any action taken or omitted in good faith in reliance on the advice or opinion of such counsel.

         (d) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys.

         (e) Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as agent or otherwise in any jurisdiction other than the State of New York.

         (f) The Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement, any agreement amendatory or supplemental hereto or of any certificates delivered to it hereunder.

         (g) The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

         (h) The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

         (i) The Escrow Agent shall have the right at any time to resign hereunder by giving written notice of its resignation to the Company at the address set forth herein or at such other address as the Company shall provide, at least 30 days prior to the date specified for such resignation to take effect. Upon the effective date of such resignation, all cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to a successor escrow agent. If no successor escrow agent is appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

         (j) If the Escrow Agent should at any time be confronted with inconsistent claims or demands to the Escrowed Property, the Escrow Agent shall have the right, but not the duty, to interplead the parties in the United States Bankruptcy Court for the District of Delaware and request that such court determine the respective rights of the parties with respect to the Escrowed Property. In the event the Escrow Agent no longer holds any Escrowed Property, it shall be released from any obligation or liability as a consequence of any such claims or demands.

         (k) In the event fund transfer instructions are given (other than in writing at the time of the execution of the Agreement), whether in writing, by telecopier or otherwise the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on the call-back schedule attached hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in the Call-Back Schedule, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of a party's executive officers, ("Executive Officers"), which shall include the titles of Chief Executive Officer and Executive Vice President, General Counsel and Secretary, as the Escrow Agent may select. Such "Executive Officer" shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Purchaser or the Seller to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

         (l) Upon execution of this agreement, each party shall provide the Escrow Agent with a fully executed W-8 or W-9 Internal Revenue Service form, which shall include their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

         (m) Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

         (n) Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised for the likelihood for such loss or damage and regardless of the form of action. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this agreement.

         8. Notices. All notices required to be given hereunder shall be in writing and shall be deemed given when received at the following addresses until such time as the parties hereto designate a different or additional address or addresses:

           To the Company:

                             ICG Communications, Inc.
                             161 Inverness Drive West
                             Englewood, CO  80112
                             Attn:  Bernard L. Zuroff
                             Facsimile:  (303) 414-8869

                    With a copy to:

                             Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                             Chicago, IL  60606
                             Attn: William R. Kunkel
                                   Timothy R. Pohl
                             Facsimile:  (312) 407-0411

           To the Purchasers:


                             Madeleine L.L.C.
                             450 Park Avenue
                             New York, NY 10022
                             Attn:  Seth Plattus
                             Facsimile:  (212) 891-1541

                             Morgan Stanley & Co., Incorporated
                             1585 Broadway
                             New York, NY  10010
                             Attn:  Michael Petrick
                             Facsimile:  (212) 761-0203

                    In each case with a copy to:

                             Schulte Roth & Zabel LLP
                             919 Third Avenue
                             New York, NY  10022
                             Attn:  Stuart Freedman
                             Facsimile:  (212) 593-5955

           To the Escrow Agent:

                             JPMorgan Chase Bank
                             450 West 33rd Street - 15th Floor
                             New York, NY 10001
                             Attn:  Rola Tseng
                             Facsimile:  (212) 946-3935/8156

         9. Miscellaneous. (a) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against the Escrow Agent.

         (b) This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall constitute one agreement.

         (c) This Agreement shall be governed by the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day first written above.


                       ICG COMMUNICATIONS, INC.



                       By:
                                --------------------------------------------
                                Name:
                                Title:


                       MADELEINE L.L.C.



                       By:
                                --------------------------------------------
                                Name:
                                Title:


                       MORGAN STANLEY & CO., INCORPORATED



                       By:
                                --------------------------------------------
                                Name:
                                Title:


                       JPMORGAN CHASE BANK
                                as Escrow Agent



                       By:
                                --------------------------------------------
                                Name:
                                Title:

                        Exhibit A to Escrow Agreement

                          Form of Confirmation Order
                               (to be attached)

                        Exhibit B to Escrow Agreement

                     Form of Joint Escrow Release Notice

JPMorgan Chase Bank
450 West 33rd Street - 15th Floor
New York, NY  10001

Attention:     Rola Tseng


                                                          [     ], 2002

Ladies and Gentlemen:

         The undersigned refer to the Escrow Agreement dated as of July [ ], 2002 (the "Agreement", the terms defined therein being used herein as therein defined), by and among the Company and the Purchasers, and hereby give you joint notice that the Bankruptcy Court has entered the Confirmation Order which is attached hereto as Exhibit I and that the Escrowed Property is to be immediately released pursuant to the terms of the Agreement.


                       Very truly yours,

                       ICG COMMUNICATIONS, INC.

                       By:_________________________________
                          Name:     Randall E. Curran
                          Title:    Chief Executive Officer



                       MADELEINE L.L.C.

                       By:_________________________________
                           Name:
                           Title:


                       MORGAN STANLEY & CO., INCORPORATED


                       By:_________________________________
                           Name:
                           Title:



CC:  Timothy R. Pohl, Esq., Skadden, Arps, Slate, Meagher & Flom
     Stuart Freedman, Esq., Schulte Roth & Zabel LLP
     Maura O'Sullivan, Esq., Shearman & Sterling
     Richard Mason, Esq., Wachtell, Lipton, Rosen & Katz
     Andrew Rosenberg, Esq., Paul, Weiss, Rifkind, Wharton & Garrison